Exhibit 32.1
CERTIFICATION OF 10-Q REPORT OF
ZYNEX, INC.
FOR THE QUARTER ENDED JUNE 30, 2011
Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Zynex, Inc. (“Zynex”), that to his knowledge:
1.	The quarterly report on Form 10-Q for the quarter ended June 30, 2011 (the “10-Q Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Zynex for the period covered by the 10-Q Report.
Dated: August 12, 2011

/s/ Thomas Sandgaard Thomas Sandgaard
President and Chief Executive Officer

/s/ Anthony A. Scalese Anthony A. Scalese
Chief Financial Officer